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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Commission File Number: 0-49942

Date of Report (Date of earliest event reported) May 17,2004 (May12,2004)

STRATECO RESOURCES INC

______________________________________________________

(Exact name of registrant as specified in its charter)

Quebec, Canada

____1225 Gay-Lussac Street, Boucherville, Quebec, J4B 7K1__

(Address of principal executive offices, including zip code)

______________________(450) 641-0775______________________

(Registrant’s telephone number, including area code)

___________________________N/A__________________________

(Former name, former address and former fiscal year, if changed since last report)

Item 4. Changes in Registrants’ Certifying Accountant

The direction of Strateco Resources Inc. (“Registrant”) gives the present notice that it has not renew the mandate of the actual auditors, for the financial exercise ended on December 31, 2004, and has engaged PETRIE RAYMOND, SENC255, East Crémazie blvd., suite 1000, Montreal, Québec, H3A 3H8 as new corporate auditors.

a) The present notice of change of auditors is presented by the Registrant pursuant to Item 304 of Regulation S-K of the U.S. Securities and Exchange Act of 1934.

b) After examination and review by the Registrant’s audit committee of the present notice and of the related questions for the change of auditors, the decision to mandate PETRIE RAYMOND, SENC as auditors for the preparation of the annual financial reports for the exercise ending on December 31, 2004 was approved by the Board of Directors and has been ratified by the shareholders at the last annual meeting and takes effect as of May 12, 2004;

c) According to the opinion of the Registrant, the report that accompanied the Registrant’s financial reports for the exercises during which , KPMG, LLP, 2000 McGill College Avenue, suite 1900, Montreal, Québec, H3A 3H8 were acting as auditors contained no reservation, contained no adverse opinion nor a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles;

d) Furthermore there is no event to declare that would have taken place during the last two financial exercises as well as during the period preceding this notice. Said “event to declare” is referring to disagreements or questions that were not brought to closure between the Registrant and KPMG, LLP or consultations between the Registrant and PETRIE RAYMOND, SENC;

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STRATECO RESOURCES INC.

Registrant

Date:  May, 17, 2004

/s/  Guy Hébert

__________________________

Name: Guy Hébert

Title:  President and Chief Executive Officer